                                                                    Exhibit 99.2


                             [LOGO] RALSTON PURINA
                                    COMPANY

                         Annual Meeting of Shareholders
                                January 25, 2001

                             First Quarter Results

                - Sales Increased                        .4%
                - Gross Profit Margin Decreased          (1.1%)
                - Operating Profit (EBITA) Decreased     (8.0%)
                - Interest Expense Decreased             (25.5%)
                - IBC Equity Earnings Decreased          (73.1%)
                - After-tax Earnings Decreased           (8.9%)
                - Earnings Per Share Decreased           (6.7%)

                             Ralston Restructuring

                  - Continuous Process since 1994

                     - Five businesses with $6.8 billion of
                       sales divested

                     - Pet products is our sole focus

                        - Sales of approximately $2.8 billion
                          last year

                        - $520mm spent to acquire Golden
                          Products and Edward Baker

                             Ralston Restructuring

                  - Continuous Process since 1994

                     - Consensus after-tax earnings before
                       unusual items is that current earnings
                       will exceed the 1995 level

                     - Balance sheet strengthened as debt
                       reduced by approximately $1.15 billion

                        - Occurred while share repurchases of
                          $1.63 billion were being made

                        - Does not include the equity investments
                          remaining from the restructuring, which
                          approximate $650mm

                              Operational Measures

                  - Operating Margin (EBITA) has improved (%)

                     -  '97    '98    '99       2000   QTR 1
                        ---    ---    ---       ----   -----
                        15.0   16.6   19.2      20.8   20.2

                  - Working Capital as a % of Sales (FY2000)

                     - Business Segments Approx. 5%

                     - Including Corporate Accounts Approx. 1%

                  - EBITA Return on Operating Assets & Goodwill in
                    FY2000 was 58%

                               Equity Investments

                                Valuation ($mm)*

                      # Shares      Pre-Tax      After-Tax
                      --------      -------      ---------
Conoco                   2.27        $ 62.7        $ 42.2
DuPont                  14.82        $648.6        $458.3
                        14.85        $214.4        $184.3
Interstate                           ------        ------
Bakeries                             $925.7        $648.8

                               * As of 1/18/01

                                Dividend Policy

                 - Dividend maintained at current level of $.07

                    - Dividend will be paid on March 12, 2001 to
                      record holders as of February 20, 2001

                               Financial Summary

                           - Difficult First Quarter

                              - Operating Profit increased
                                20.9% Last Year

                              - Impact of IAMs move into
                                New Channels

                              - Higher Commodity and
                                Energy Expense

                               Financial Summary

                  - Financial Results Expected to Improve

                     - Price Increase Instituted in
                       early January

                     - Negative impact on Sales and Earnings
                       resulting from the
                       IAMs move should be reduced
                       in the second half

                               Financial Summary

                      - Company is in Excellent Financial
                        Condition and is a Model of Operational
                        Excellence

                         - Focused company in a
                           growing category

                         - Efficient business model
                           for us and our customers